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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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
[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
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[ ]  Definitive Proxy Statement
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

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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FIRST UNION REAL ESTATE INVESTMENTS
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AT THE COMPANY                                     IN CLEVELAND, OHIO
--------------                                     ------------------
Thomas T. Kmiecik                                  Patrick Gallagher
Senior Vice President and Treasurer                Edward Howard & Co.
(216) 781-4030                                     (216) 781-2400


FOR IMMEDIATE RELEASE

             FIRST UNION ANNOUNCES SETTLEMENT TERMS WITH MASTANDREA
             ------------------------------------------------------

CLEVELAND, OHIO, MAY 19, 1998 --- FIRST UNION REAL ESTATE INVESTMENTS (NYSE:FUR) today announced the terms of a settlement with its former Chairman and Chief Executive Officer, James C. Mastandrea. First Union terminated Mr. Mastandrea without cause on Monday, May 18, in accordance with his employment agreement.

Mr. Mastandrea and First Union signed a settlement agreement on May 18 under which Mr. Mastandrea will receive $3.4 million, which includes the spread on vested stock options based on the closing price of First Union shares on Friday, May 15, and the present value of three years of salary and benefits. Under his employment agreement, his termination caused restrictions to be removed on only 128,000 shares of First Union stock granted to Mr. Mastandrea during his tenure with the Trust. The settlement also includes a mutual release between Mr. Mastandrea and the Trust.

Separately, First Union announced that Daniel G. DeVos resigned, effective May 18, from the Board of Trustees.

First Union Real Estate Investments is a real estate investment trust (REIT) headquartered in Cleveland, Ohio, and traded on the NYSE.


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